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                                                                    Exhibit 99.2

                        CONSENT OF HOVDE FINANCIAL, INC.

Board of Directors
North County Bancorp
444 South Escondido Boulevard
Escondido, California 92025

Board of Directors
Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94163

Members of the Boards:

   We hereby consent to the use of our name and to the description of our opinion letter ("Fairness Opinion") under the caption "Opinion of North County's Financial Advisor" in, and to the inclusion of such Fairness Opinion as Appendix B, to the Proxy Statement of North County and Prospectus of Wells Fargo & Company, which Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Wells Fargo & Company. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                          HOVDE FINANCIAL, INC.

                                          By: /s/ Richard J. Perry, Jr_________.
                                             Richard J. Perry, Jr.
                                             Chief Operating Officer
                                             & General Counsel